Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Earl J. Blackwell
281/272-4507
USL #02-06

U S LIQUIDS EXTENDS BANK CREDIT FACILITY;

REVISES 2002 EARNINGS GUIDANCE

                HOUSTON (April 2) — U S Liquids Inc. (AMEX: USL) today announced that the maturity of its $100 million bank credit facility has been extended to April 15, 2003.  The credit facility is provided by a syndicate of eight banks, led by Bank of America and Fleet National Bank.

                The company is revising its earnings guidance for 2002 to $0.29 per share from $0.34 per share because of an increase of $1.4 million in interest and fees associated with the facility for the remainder of 2002.

                U S Liquids Inc., based in Houston, Texas, is a leading provider of services in North America for the collection, processing, recovery and disposal of liquid waste.

                This release includes forward-looking statements.  These forward-looking statements and the Company’s business and prospects are subject to risks and uncertainties any of which could cause actual results to differ materially from expected results.  These risks and uncertainties are described in more detail in the Company’s Form 10-K for the year ended December 31, 2001 and in the Company’s subsequent SEC filings.

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